UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022 (June 30, 2022)

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597		47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1 Vista Way	Anoka	MN	55303
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:  (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.    Entry into a Material Definitive Agreement
On June 30, 2022, Vista Outdoor Inc., solely in its capacity as guarantor (the “Company”), and Vista Outdoor Operations LLC (“Vista LLC”), a wholly-owned subsidiary of the Company, entered into a definitive Share Purchase Agreement (the “Share Purchase Agreement”) with Fox Parent Holdings, LLC (“Seller”) and Fox (Parent) Holdings, Inc. (“Fox”), pursuant to which Vista LLC will purchase from Seller all of the issued and outstanding shares of common stock of Fox for a total purchase price of $540 million, subject to certain customary adjustments for cash and debt, transaction expenses, and working capital, pursuant to the terms and conditions described in the Share Purchase Agreement (the “Transaction”).
The Share Purchase Agreement provides further for the payment of up to $50 million to Seller and certain individuals identified in the Share Purchase Agreement if Fox and its subsidiaries, as a group (the “Fox Companies”), achieve certain Adjusted EBITDA targets during the period beginning on January 1, 2022 and ending on December 31, 2022. A portion of the purchase price equal to $5 million will be deposited into an escrow account to satisfy purchase price adjustments, if any
The Share Purchase Agreement contains customary representations, warranties and covenants from the parties. Vista LLC will obtain a representation and warranty insurance policy, which will be its sole recourse for breaches of representations and warranties. The representations and warranties contained in the Share Purchase Agreement were made only for purposes of the Share Purchase Agreement and as of the specific dates; were solely for the benefit of the parties to the Share Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Share Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of an actual state of facts or condition of any of the parties to the Share Purchase Agreement or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which information may or may not be fully reflected in public disclosures.
The completion of the Transaction is subject to certain customary closing conditions, including, but not limited to: (i) the absence of any Material Adverse Effect (as such term is defined in the Share Purchase Agreement), (ii) the delivery to Vista LLC of certain payoff letters described in the Share Purchase Agreement and any other customary applicable releases, termination statements or other similar documentation (to the extent not included in the payoff letters), releasing and terminating any and all liens (other than permitted liens) relating to borrowed money of the Fox Companies, (iii) the absence of any statute, rule, regulation, injunction or order by any governmental authority that prohibits the consummation of the Transaction, and (iv) the receipt of all necessary governmental and/or regulatory permits and authorizations, including those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or other antitrust laws, and the expiration of any applicable waiting periods under the HSR Act or applicable antitrust laws.
The Company has agreed to guarantee the payment and performance of all of the payment and other obligations of Vista LLC to Seller under the Share Purchase Agreement and other related agreements, subject to the limitations set forth in the Share Purchase Agreement.
In connection with entry into the Share Purchase Agreement, the Company also entered into a commitment letter (the “Commitment Letter”), with Capital One, National Association and JPMorgan Chase Bank, N.A. (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties committed to provide to the Company a $600 million asset-based revolving credit facility (the “ABL Credit Facility”), which will replace the Company’s existing asset-based revolving credit facility, and a $350 million term loan facility (the “Term Facility”, and together with the ABL Credit Facility, the “Facilities”). The proceeds of the Term Facility, together with the proceeds of a borrowing under the ABL Credit Facility, will be used to finance the Transaction and to pay fees and expenses related to the Transaction and the Facilities. The obligations of the Commitment Parties to provide the Facilities under the Commitment Letter are subject to customary closing conditions.
Each of the Facilities will be secured by a lien on substantially all assets of the Company and certain of its domestic wholly-owned subsidiaries, subject to customary exceptions and subject to customary intercreditor arrangements between the lenders under the ABL Credit Facility and the lenders under the Term Facility. The definitive documentation for the Facilities (the “Facilities Documentation”), which will be entered into substantially concurrently with the closing of the Transaction, will include certain customary representations and warranties, affirmative and negative covenants, financial covenants and events of default. Among other things, the Facilities Documentation will include a covenant that will prohibit the spin-off of any line of business of the Company or certain of its subsidiaries, including the expected separation of the Company’s Outdoor Products segment (the “Outdoor Products Separation”), and amendment of such covenant will require the consent of all lenders under the applicable Facility in order to permit the Outdoor Products Separation. The Company anticipates that each of the Facilities will be repaid or refinanced in full prior to or upon the consummation of the Outdoor Products Separation.

The parties currently expect the Transaction to close the transaction in the second quarter of fiscal year 2023, subject to the receipt of regulatory approvals and other customary closing conditions. Under the terms of the Share Purchase Agreement, Vista LLC may determine, in its sole discretion, to obtain debt financing to fund any portion of the purchase price for the Transaction.
The foregoing summary of the Share Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.
Item 7.01.    Regulation FD Disclosures.
On July 6, 2022, the Company issued a press release announcing the Transaction, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Exhibit No.	Description
2.1
Share Purchase Agreement, dated as of June 30, 2022, by and among Fox Parent Holdings, LLC, Fox (Parent) Holdings, Inc., Vista Outdoor Operations LLC and Vista Outdoor Inc. (solely in its capacity as a guarantor)

99.1	Press release of Vista Outdoor Inc. dated July 6, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

		By:	/s/ Dylan S. Ramsey
		Name:	Dylan S. Ramsey
		Title:	General Counsel & Corporate Secretary

Date:	July 6, 2022

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